EXHIBIT 23


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated November 14, 2003, relating to the consolidated financial statements of Caprius, Inc. which report includes an explanatory paragraph as to an uncertainty with respect to Caprius, Inc.'s ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


Boston, Massachusetts
November 3, 2004                                 BDO Seidman, LLP